Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-197397 on Form S-8 of USMD Holdings, Inc., of our report dated April 14, 2016, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of USMD Holdings, Inc. for the year ended December 31, 2015.

/s/ RSM US LLP

Houston, Texas

April 14, 2016